STRATUS PROPERTIES INC.
PERFORMANCE INCENTIVE AWARDS PROGRAM

1.           Purpose.  The purpose of the Performance Incentive Awards Program (the “Plan”) of Stratus Properties Inc. (the “Company”) is to provide greater incentives for certain key management, professional and technical employees whose performance in fulfilling the responsibilities of their positions can significantly affect the performance of the Company.  The Plan provides an opportunity to earn additional compensation in the form of cash incentive payments based on the employee’s individual performance and on the results achieved by the Company and by the staff unit for which the employee performs services.

2.           Administration.  The Plan shall be administered by the Chairman of the Board of the Company who shall have full authority to interpret the Plan and from time to time adopt rules and regulations for carrying out the Plan, subject to such directions as the Company’s Board of Directors may give, either as guidelines or in particular cases.

3.           Eligibility for Participation.  Each year the Chairman of the Board shall select the key managerial, professional or technical employees of the Company or of any of its subsidiaries who shall be eligible for participation in the Plan during that year.  The Chairman of the Board may in his discretion make such selection, in whole or in part, on the basis of minimum salary levels, or position-point levels.

The selection of an employee for eligibility in a particular year shall not constitute entitlement either to an incentive payment under the Plan for that year or to selection for eligibility in any subsequent year.  Selection of employees for eligibility in a particular year will ordinarily be made in January of that year, but selection of any employee or employees may be made at any subsequent time or times in such year.

4.           Determination of Target Incentives.  At the time each employee is selected for eligibility in the Plan for a particular year, the Chairman of the Board shall determine a target incentive or a target incentive range for the employee with respect to that year.  Such incentive or range shall be indicative of the incentive payment which the employee might expect to receive on the basis of strong performance by such employee, by the Company and by such employee’s staff unit, having regard to such performance standards and objectives as may be established with respect to that year.

5.           Cash Incentive Payments.  After the end of each year the Chairman of the Board shall evaluate, or cause to be evaluated, the performance of each employee selected for eligibility under the Plan for that year, as well as the performance of the Company and the employee’s staff unit.  Based on such evaluation, the Chairman of the Board shall determine whether a cash incentive payment shall be made to such employee for that year and, if so, the amount of such payment.  Each such payment (less applicable withholding and other taxes) shall be made at such time established by the Chairman of the Board, which shall in no event be later than February 28 of the year following the year for which the incentive payments are made.  An individual who has been awarded an incentive payment for a particular year need not be employed by the

As amended effective December 30, 2008

Company or any of its subsidiaries at the time of payment thereof to be eligible to receive such payment.  Notwithstanding any of the foregoing to the contrary, if an individual selected for eligibility under the Plan for a particular year should cease to be employed by the Company and its subsidiaries for any reason prior to the end of such year, the Chairman of the Board shall evaluate, or cause to be evaluated, the performance of such employee and the employee’s staff unit for the portion of such year prior to such cessation of employment.  Based on such evaluation, the Chairman of the Board shall determine whether a cash incentive payment shall be made to such employee for that year and, if so, the amount of such payment.  Each such payment (less applicable withholding and other taxes) shall be made at such time established by the Chairman of the Board, which may be made at any time during the year for which such incentive payments are made but shall in no event be later than February 28 of the year following.

6.           General Provisions.  The selection of an employee for participation in the Plan shall not give such employee any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company and of such subsidiary to dismiss or discharge any such employee is specifically reserved. The benefits provided for employees under the Plan shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such employee.

7.           Amendment or Termination.  The Board of Directors of the Company may from time to time amend or at any time terminate the Plan, provided that any such amendment or termination shall comply with the requirements of Internal Revenue Code Section 409A to the extent that it governs this Plan.